EXHIBIT 11
                          BF ENTERPRISES, INC. AND SUBSIDIARIES
                           COMPUTATION OF PER SHARE EARNINGS

                        (In thousands, except per share amounts)


                                                               Year Ended
                                                              December 31,
                                                   ---------------------------------
                                                   1997          1996           1995
                                                   ----          ----           ----

Net income                                       $3,079       $ 2,137        $    445
Weighted average number of shares
outstanding:
Common stock                                      3,697         3,746           3,788
Common stock equivalents - stock
options (A)                                         381           296             241
                                                -------       -------         -------
                                                  4,078         4,042           4,029
                                                -------       -------         -------
                                                -------       -------         -------
Net income per share:

Basic - based on
weighted average number
of shares of common stock
outstanding                                     $   .83     $    .57         $    .12
                                                -------     --------         --------
                                                -------     --------         --------
Diluted - based on weighted average
number of shares of common stock
and common
stock equivalents outstanding                  $    .75     $    .53         $    .11
                                               --------     --------         --------
                                               --------     --------         --------





(A) Computation is based on the treasury stock method using the average market price.







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